                                                                 EXHIBIT 10.2

                THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                -----------------------------------------------


     THIS THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Amended Agreement") between D.E. FREY & COMPANY, INC., ("Employer"), a Delaware corporation, and DALE E. FREY ("Employee") is dated this ______ day of _________________, 1994.

                                  WITNESSETH:
                                  ----------

     WHEREAS, Employee is operating and managing the securities brokerage business of Employer, and performs services for D.E. Frey Group, Inc. ("Group"); and

     WHEREAS, Employer desires to have Employee continue to operate and manage the business of Employer; and

     WHEREAS, Employee desires to continue his services as Chairman of the Board and Chief Executive Officer of Employer, with such services to be rendered in the various corporate areas that are generally handled by the aforesaid designated positions and Employee desires to accept such employment, and in furtherance thereof Employer and Employee entered into a Second Amended and Restated Employment Agreement dated February 12, 1994;

     WHEREAS, Employer and Employee desire to amend and modify the Second Amended and Restated Employment Agreement, as set forth in this Third Amended and Restated Employment Agreement; and

     WHEREAS, Employee understands that, in his service for Employer, he is forever surrendering and waiving any rights to utilize, directly or indirectly, the name D.E. Frey & Company, except as otherwise provided herein, or any other name so similar thereto as to create confusion in the public's mind, in the acquisition or ownership or the opening and operation of any business whose principal feature is conducting business dealings within or with the financial services industry; and

     WHEREAS, Employer understands that Employee does not wish, without its permission, to perform any services for any person or entity other than Employer during the term of this Amended Agreement as it may be extended or modified; and

     WHEREAS, Employee further understands that the term "Employer" shall include any corporation with which Employer may be merged or consolidated, any corporation which may acquire all or a substantial portion of the assets or goodwill of such corporation, or any corporation which may result from any corporate reorganization or other corporate restructuring; and

     WHEREAS, Employee recognizes the significance of not disclosing to any other person or entity, during or after the term of his employment with Employer, any confidential business information or trade secrets of Employer obtained or learned by Employee during his employment.

     NOW, THEREFORE, in consideration of the premises as hereinabove set forth, the parties do agree as follows:

     1.  TERM.  Employer hereby employs Employee for a period of five (5) years
         ----
commencing on July 16, 1993 through July 15, 1998, unless earlier terminated in the manner specified in this Amended Agreement.

     2.  COMPENSATION.
         ------------

         (a) Salary.  Subject to paragraph 10(f) herein, that as and for a
             ------
monthly salary for Employee's services to be rendered under this Amended Agreement, Employee shall receive (I) base compensation equal to 5.0% of Group's consolidated gross revenue up to $1,000,000 per month payable regardless of the profitability of Employer or Group plus (II) incentive compensation equal to 5.0% of Group's consolidated gross revenue over $6,000,000 for a six month period; provided, however, that incentive compensation shall not be deemed to have been earned and shall not be payable unless Group's consolidated net income computed biannually before taxes and after deduction of the aggregate base and incentive compensation payable to all Executive Officers of Employer and of Group, including Employee, (the "Management Pool") equals or exceeds the amounts determined as follows:


   Consolidated Gross                         Group Consolidated
Revenue for a Six Month Period                    Net Income
------------------------------                ------------------

Over $6,000,000 up to $9,000,000          2.00X the Management Pool
Over $9,000,000 up to $12,000,000         2.25X the Management Pool
Over $12,000,000 up to $18,000,000        2.50X the Management Pool
Over $18,000,000 up to $24,000,000        3.00X the Management Pool
Over $24,000,000 up to $30,000,000        4.00X the Management Pool
     Over $30,000,000                     5.00X the Management Pool

     The term "consolidated gross revenues" shall mean the sum of (I) gross commissions earned by Employer's brokerage offices located in Denver, Colorado, Colorado Springs, Colorado, Houston, Texas and Tallahassee, Florida; (II) net receipts from flagship offices. Flagship offices pay Employer a percentage of their gross commission revenues from all transactions that have settled and not cancelled or otherwise been adjusted; (III) net profits from securities trading which shall be defined as the difference between the purchase or sale price of securities transactions and the price offered to Employer's brokers or other dealers and shall exclude the costs of generating those revenues such as interest, clearing costs, and similar costs; (IV) corporate finance fees; (V) other income and (VI) all other gross revenues earned by any and all other subsidiaries of Group.

          (b) Method of Payment.  Employee shall be paid his monthly salary on
              -----------------
the 15th of each month. Incentive compensation under paragraph 2(a)(II) shall be calculated based on a six month period commencing January 1, 1994 through June 30, 1994, and continuing thereafter. The incentive compensation shall be paid on the 15th day of the month following the end of a six month period. Such salary shall be subject to the usual and required employee payroll deductions and withholding. Employee's compensation shall be paid in the following form:
(I) the first $1,500,000 of annual compensation shall be payable in cash; (II) all amounts over $1,500,000 up to $2,000,000 shall be paid 80% in cash and 20% in the Common Stock of Group; (III) over $2,000,000 and up to $3,000,000 shall be paid 50% in cash and 50% in the Common Stock of Group; (IV) over $3,000,000 and up to $5,000,000 shall be paid 25% in cash and 75% in the Common Stock of Group; and (V) all amounts over $5,000,000 shall be paid in the Common Stock of Group. The Common Stock of Group shall be valued at its fair value determined as follows:

              (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on the composite tape of such exchange on the last trading day prior to the compensation payment date or if no such sale is made on such day, the average closing bid and asked prices for such day on the composite tape of such exchange; or

              (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc. or on the OTC Bulletin Board) on the last trading day prior to the compensation payment date, or

              (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the board of directors of Group, such determination to be final and binding on Employee.

Notwithstanding the foregoing, in the event a majority of the disinterested members of the board of directors of Group shall determine that issuance of the Common Stock would result in value dilution to existing shareholders, then such members may cause Employer to pay all or any portion of the Common Stock portion of Employee's compensation in cash rather than in Common Stock.

          (c) Warrants.  In addition, Employee shall receive as compensation,
              --------
ten (10) percent of any warrants and/or other equity participation earned by Employer through its underwriting and syndicate activities.

          (d) Payment of Loan.  On April 14, 1989, the effective date of its
              ---------------
registration with the NASD as a broker/dealer, Employer loaned to Employee the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), the unpaid balance of which, as of the date of this Agreement, is $194,373. The loan is evidenced by a non-interest bearing promissory note, the entire amount of which is to be forgiven upon the death of Employee. The parties agree that the promissory note shall be modified to incorporate the following payment terms:

              In each month in which Employee's net salary (gross salary less the usual and required employee payroll deductions and withholding taxes) exceeds $30,000, Employer shall withhold from Employee's salary for that month and apply against the loan an amount equal to 50% of such excess. In any event, the loan shall be due and payable in full no later than April 14, 1998.

     3.   OTHER POSITIONS.  During the term of this Amended Agreement, Employer
          ---------------
agrees to nominate Employee for election to the board of directors of Employer and to use its best efforts to cause such election. In addition, Group agrees to employ Employee as Chairman and Chief Executive Officer of Group having similar duties and responsibilities as under this Amended Agreement in consideration of the acquisition of Common Stock granted in paragraph 2 herein. During the term of this Agreement, Group also agrees to nominate Employee for election to the board of directors of Group and to use its best efforts to cause such election. Upon termination of this Amended Agreement for any reason, the employment of Employee as Chairman and Chief Executive Officer of Group and Employer shall terminate. Employee shall also be deemed to simultaneously resign his position on the board of directors of Employer and Group.

     4.   VACATION.  Employee shall be entitled to such vacation with pay during
          --------
each year of this Amended Agreement as may be determined by the board of directors of Employer, and at such times as Employee and Employer may mutually agree upon, but in no event less than four (4) weeks during each calendar year.

     5.   EMPLOYMENT.  Employee agrees to perform the services requested of him
          ----------
by the board of directors of Employer. Employee will open, operate and manage the securities brokerage business of Employer, commencing his services hereunder as Chairman of the Board and Chief Executive Officer, and that all such services so rendered to Employer shall be consistent with the services that are customarily rendered in the different corporate areas, which are usually handled by the positions designated aforesaid. It is further understood, that the term "Employer" shall include any corporation with which Employer may be merged or consolidated, any corporation which may acquire all or a substantial portion of the assets or goodwill of Employer, or any corporation which may result from any corporate reorganization or other corporate restructuring.

     6.  THE NAME "FREY."  Employee understands and agrees that the name "Frey,"
         ---------------
either alone or in combination with any other words including the name of Employer and its parent company (the "Name"), is the sole and exclusive property of Employer in connection with the direct or indirect ownership and/or operation of any business in the financial services industry. In the event Employer or any person using the Name with the consent of Employer should cease to be in the financial services industry, then such person shall cease using the Name and, if no person is eligible to use the Name, then ownership of the Name shall automatically revert to Employee or his heirs. In addition, should any person using the Name be determined by final order of a court of competent jurisdiction to have committed, conspired to commit or aided and abetted the commission of any fraud or to have violated any criminal law (other than misdemeanor violations) under circumstances which would cause embarrassment or humiliation to Employee or his heirs, then Employer and any person affiliated or associated with Employer shall cease using the Name forthwith upon the giving of written notice by Employee or by any of his heirs to Employer and ownership of the Name shall forthwith revert to Employee or his heirs upon the giving of such notice.

         The parties further agree that the use of the Name by Employer or any other person after such notice has been given, would invariably and inevitably cause irreparable injury to Employee or his heirs, and Employer and any other person using the Name consents to the District Court in and for the City and County of Denver as having jurisdiction to enter any temporary and/or permanent injunction against Employer and/or any such person prohibiting use of the Name, but only after notice to Employer or any such person and the opportunity to be heard.

         Employer agrees that it will cause the forgoing provisions regarding use and termination of use of the Name to be incorporated into all agreements whereby Employer authorizes or allows the Name to be used by any other person.

         The provisions of this Section 6 and of Section 11 shall survive termination of this Agreement.

     7.  BUSINESS EXPENSES.  Employer shall reimburse Employee for any
         -----------------
reasonable and necessary business expenses incurred by Employee in connection with his services hereunder in accordance with its then prevailing policy, provided that Employee shall submit to

Employer a written itemization as provided by the policies and procedures for such expense reimbursement by Employer.

     8.  AUTOMOBILE.  Employer shall furnish Employee an automobile or allowance
         ----------
for automobile expense to the extent permitted by the Internal Revenue Code and regulations promulgated thereunder. Employer shall also reimburse Employee for the costs of automobile maintenance, insurance, and license plates.

     9.  BENEFITS. During the term hereof and as long as Employee is not in
         --------
default hereunder, he shall be entitled to participate in any plans and benefits (or to the equivalent thereof) generally available to senior corporate officers of Employer, subject to the terms and conditions of such plans.

     10. TERMINATION.
         -----------

         (a) Events of Termination.  Employer may terminate Employee's services
             ---------------------
for "Cause" upon 10 days written notice of termination ("Notice of Termination") setting forth the reason(s) for and date of termination ("Date of Termination"). Examples of termination for "Cause" include, but are not limited to, the following: (I) an act or acts of dishonesty, a breach of fiduciary duty to Employer, or acts contrary to the best interest of Employer; or (II) the commission of a felony. Employee's services shall also be deemed terminated upon his death or disability. Employee may also voluntarily terminate his employment upon thirty (30) days written Notice of Termination delivered to Employer.

         (b) Compensation upon Termination Voluntarily by Employee or for
             ------------------------------------------------------------
Cause.  If Employee's employment shall be terminated voluntarily by Employee or
-----
if Employee's employment is terminated for Cause, then Employer shall pay Employee's salary in accordance with subparagraph 2(a) above during the pay period through the Date of Termination, together with any accrued benefits pursuant to all other non-cash benefit plans through the Date of Termination, but in accordance with the provisions of such benefit plans regarding distribution in the event of termination and Employer shall have no further obligation to Employee under this Amended Agreement.

         (c) Compensation upon Termination for Disability, for Death, or
             -----------------------------------------------------------
Involuntarily for Other than Cause.  If Employee's employment shall be
----------------------------------
terminated by disability, for death, or involuntarily for other than Cause, then Employee shall be entitled to:

             (i) Severance pay in a lump sum on or before the thirtieth (30th) day following the Date of Termination in an amount equal to the amount earned as salary by Employee for the preceding twelve months.

             (ii) Any stock of Employer earned by or awarded to Employee, as of the Date of Termination, under any stock bonus plan, in accordance with and pursuant to the provisions of such stock plan, it being understood and agreed, however, that any and all options for the purchase of the stock of Employer that Employee might be entitled to can only be exercised by Employee while Employee is still employed by the Employer or in accordance with the terms of the option agreement, whichever is longer.

             (iii) Have Employer maintain in full force and effect, for the continued benefit of Employee for ninety (90) days after the Date of Termination at respective contribution levels of Employer and of employees in comparable positions, and for ninety (90) consecutive and additional days at Employee's sole expense, all medical insurance and all non-cash benefit plans and programs or arrangements in which Employee was entitled to participate immediately prior to the Date of Termination, other than life insurance benefit plans; provided, however, that if Employee becomes eligible to participate in a benefit plan, program or arrangement of another employer which confers substantially similar benefits upon Employee, Employee shall cease to receive benefits under this subparagraph in respect of such plan, program or arrangement; provided, further, that Employee's participation in life insurance benefit plans allows Employee to convert his group participation therein to one or more individual, non-group life insurance policies, in which event Employer shall maintain for ninety (90) consecutive days immediately following the Date of Termination, such life insurance benefits at the respective contribution levels of Employer and Employee which were applicable immediately prior to the Date of Termination.

         (d) Mitigation.  Employee shall not be required to mitigate the amount
             ----------
of any payment or benefits provided for in this Amended Agreement by seeking, after the Date of Termination, other employment or otherwise, nor except as may be otherwise provided herein, shall the amount of any payment or benefit provided for in subparagraph 10(c) be reduced by any compensation earned by Employee as the result of employment by another employer after the Date of Termination, or otherwise.

         (e) Cash Option.  Notwithstanding anything to the contrary herein,
             -----------
with respect to any non-cash compensation benefits payable under Paragraph 9 herein, Employer shall have the right, but not the obligation, to pay to Employee the cash equivalent of such compensation and benefits.

         (f) Definition.  For purposes of this Amended Agreement, the term
             ----------
"disability" shall mean such medically determinable degree of physical or mental impairment as renders the Employee unable to perform his regular or normal duties as an officer, director or employee of Employer or as shall be otherwise defined in any policy or policies of disability insurance now or hereafter obtained by the Employer with respect to Employee. Except as otherwise provided in any such policy or policies of disability insurance, for the purposes of this Amended Agreement the event of disability shall not, however, be deemed to have taken place until such condition as described above has persisted for a cumulative period of six months. The compensation payable to Employee pursuant to paragraph 2 above shall be reduced to the extent of payments made to Employee under any such disability policy or policies or otherwise relating to any disability of Employee.


     11.  NON-DISCLOSURE.  Employee agrees that neither during nor after the
          --------------
term of his employment with Employer herein will he use or disclose to any other person any confidential business information or trade secrets of Employer, or affiliated companies, obtained or learned by him during his employment.

     12.  COSTS OF ENFORCEMENT.  If any dispute or controversy arises concerning
          --------------------
this Amended Agreement, the parties shall be subject to binding arbitration in accordance with industry rules. In the event arbitration proceedings are commenced by either party against the other party to enforce the rights and obligations set forth in this Amended Agreement, the costs of such litigation or other proceedings, including reasonable attorneys' fees, shall be ultimately borne by the non prevailing party as adjudged by the arbitration panel.

     13.  APPLICABLE LAW. All matters pertaining to this Amended Agreement
          --------------
(including its interpretation, applications, validity, performance and breach) in whatever jurisdiction action may be brought, shall be governed by the laws of the State of Colorado applicable to contracts made and to be wholly performed in Colorado.

          Nothing in this Amended Agreement shall be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Amended Agreement and any material present or future statute, law, governmental regulation, or ordinance contrary to which the parties have no legal right to contract or perform, the latter shall prevail, but in such event the provision(s) of this Amended Agreement affected shall be curtailed and limited only to the extent necessary to bring it or them within the legal requirements. If any term or provision of this Amended Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amended Agreement or the application of such term or provision to the persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Amended Agreement shall be valid and enforced to the fullest extent permitted by law.

     14.  ENTIRE AGREEMENT. This Amended Agreement embodies the entire
          ----------------
understanding of the parties, and there are no agreements, representations, or warranties concerning the subject matter of this Amended Agreement, other than those contained herein.

     15.  PRIOR AGREEMENTS. This Amended Agreement supersedes and replaces any
          ----------------
and all prior understandings or employment agreements with Employer.

     16.  SUCCESSORS; BINDING AGREEMENT. This Amended Agreement shall inure to
          -----------------------------
the benefit of and be binding upon Employer and its successors and by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Employee should die while amounts would still be payable to Employee hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Amended Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

          This Amended Agreement shall remain in full force and effect, except as the terms of this Amended Agreement may otherwise provide, in the event of any sale of all or a substantial portion of Employer's assets or goodwill, or merger or consolidation involving Employer or divisive or other reorganization or change in control of the board of directors of Employer.

     17.  NOTICE.  Notices and all other communications provided for in this
          ------
Amended Agreement shall be in writing and shall be deemed to have been duly given when delivered or three (3) days following being mailed by United States mail, registered mail, return receipt requested, postage prepaid, and addressed to the respective addresses as set forth on the last page of this Amended Agreement; provided that all notices to Employer shall be directed to the attention of the Secretary of Employer or to such other address as each party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     18.  RIGHTS TO RESULT AND PROCEEDS OF SERVICES.  Employer shall own all
          -----------------------------------------
rights of every kind in and to all results and proceeds of Employee's services hereunder.

     19.  MODIFICATION, WAIVER.  No provision of this Amended Agreement may be
          --------------------
modified, waived, or discharged unless such modification, waiver or discharge is agreed to in writing signed by Employee and a written resolution by the board of directors of Employer. No waiver by any party hereto at any time of any breach by any other party hereof of, or failure to comply with any condition or provision of this Amended Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     20.  LEGAL REPRESENTATION.  Employee acknowledges that legal counsel for
          --------------------
Employer prepared this Amended Agreement; that such counsel does not and will not represent Employee; and the Employee has been advised and encouraged to obtain the services of his own legal counsel with respect to this Amended Agreement.

     IN WITNESS WHEREOF, Employee and Employer have executed this Amended Agreement this _____ day of ____________________, 1994.

                                    EMPLOYER:

                                    D.E. FREY & COMPANY, INC.
ATTEST:


______________________________      By: /s/ Kevin L. Spencer
_______________, _____________         ___________________________
                                       Kevin L. Spencer, President

                                    Employer's Address:

                                    1700 Lincoln Street, Suite 2220
                                    Denver, Colorado 80203


                                    EMPLOYEE:

                                    /s/ Dale E. Frey
                                    ______________________________
                                    Dale E. Frey

                                    Employee's Address:
                                    1700 Lincoln Street, Suite 2220
                                    One Norwest Center
                                    Denver, Colorado  80203

          The undersigned agrees to issue its Common Stock in accordance with the provisions of Paragraph 2 and to employ Employee and to initiate the director nomination covenant contained in Paragraph 3 of the above Amended Agreement.


                                    D.E. FREY GROUP, INC.
ATTEST


______________________________      By: /s/ Kevin L. Spencer
__________________, __________         ___________________________
                                       Kevin L. Spencer, President

                                    Address:

                                    1700 Lincoln Street, Suite 2200
                                    Denver, Colorado 80203

                    ADDENDUM TO THIRD AMENDED AND RESTATED
                    --------------------------------------
                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS ADDENDUM TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Addendum") between D.E. Frey & Company, Inc. ("Employer"), a Delaware corporation, D.E. Frey Group, Inc. ("Group"), a Delaware corporation, and Dale
E. Frey ("Employee"), is dated this _________ day of September, 1999.

                                  WITNESSETH:
                                  ----------

     WHEREAS, Employer and Employee entered into a Third Amended And Restated Employment Agreement dated October 27, 1994 ("Amended Agreement") whereby Employer employed Employee for a period of five years commencing on July 16, 1993, and continuing, unless otherwise terminated, until July 15, 1998;

     WHEREAS, in a separate document Group agreed to abide by certain provisions in the Amended Agreement;

     WHEREAS, Employer and Employee and Group continued to operate in accordance with the terms of the Amended Agreement from July 16, 1998, until the date of this Addendum notwithstanding the absence of any writing extending the term of the Amended Agreement;

     WHEREAS, pursuant to the provisions of the Amended Agreement and during the term of the Amended Agreement, Employee and, until the date of this Addendum, Employee operated and managed the securities brokerage business of Employer and also performed services for Group;

     WHEREAS, Employer and Employee desire to extend the term of the Amended Agreement to include the period of Employee's employment from the end of the term of the Amended Agreement to the date of this Addendum and for a period of five years commencing with the date of this Addendum;

     WHEREAS, Employer and Employee desire to continue their employment relationship under the same terms and conditions as provided in the Amended Agreement except as expressly modified herein; and

     WHEREAS, Employee and Group desire to continue their employment relationship as described by the Amended Agreement.

     NOW, THEREFORE, consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee and Group agree as follows:

     1.  Acceptance of the Amended Agreement.  Employer and Employee hereby
         -----------------------------------
accept each of the terms and conditions of the Amended Agreement as binding on both parties, except as any of the terms or conditions of the Amended Agreement is expressly modified by this Addendum. A copy of the Amended Agreement is attached hereto as Exhibit A.

     2.  Agreement of the Group.  Group agrees (a) to issue its Common Stock in
         ----------------------
accordance with the provisions of paragraph 2 of the Amended Agreement; (b) to employ Employee as Chairman and Chief Executive Officer of Group as described in paragraph 3 of the Amended Agreement; (c) to nominate Employee for election to the board of directors of Group and use its best efforts to cause such election;
(d) to take any other action which it is required to take by the Amended Agreement; and (e) to be bound to the agreement contained in this paragraph during the term of the Amended Agreement as extended by this Addendum.

     3.  Term.  Paragraph 1 of the Amended Agreement is hereby modified to read
         ----
the "Employer hereby employs Employee for the period from July 16, 1998 through the date of the Addendum to this Amended Agreement and further, for the period from the date of the Addendum through September 15, 2002, unless earlier terminated in the manner specified in this Amended Agreement."

     4.  Payment of Loan.  Paragraph 2(d) of the Amended Agreement is hereby
         ---------------
struck from the Amended Agreement in that the loan described in the paragraph is fully paid.

     5.  Legal Representation.  Employee acknowledges that legal counsel for
         --------------------
Employer and Group prepared this Addendum; that such counsel does not and will not represent Employee; and the Employee has been advised and encouraged to obtain the services of his own legal counsel with respect to this Addendum.

     IN WITNESS WHEREOF, Employee and Employer and Group have executed this Addendum this _______ day of _______________, 1999.


EMPLOYER:                           D.E. FREY & COMPANY, INC.

ATTEST:
                              By:   __________________________________
___________________________
                              Its:  __________________________________

                                    Employer's Address:
                                    1700 Lincoln Street, Suite 2200
                                    Denver, Colorado 80203

EMPLOYEE:

                                    __________________________________
                                    Dale E. Frey

                                    Employee's Address:
                                    1700 Lincoln Street, Suite 2200
                                    Denver, Colorado 80203


                                    D.E. FREY GROUP, INC.

ATTEST:
                              By:   __________________________________
___________________________
                              Its:  __________________________________

                                    Group's Address:
                                    1700 Lincoln Street, Suite 2200
                                    Denver, Colorado 80203